Exhibit 23(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-280100 on Form S-8 of our report dated June 24, 2025 relating to the financial statements and supplemental schedule of Archaea Employee Savings Plan appearing in this Annual Report on Form 11-K for the period July 1, 2024 to December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 24, 2025